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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K
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                                 Current report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 31, 2006


                     PERFORMANCE TECHNOLOGIES, INCORPORATED

                         Commission file number 0-27460


           Incorporated pursuant to the Laws of the State of Delaware


        Internal Revenue Service - Employer Identification No. 16-1158413


                205 Indigo Creek Drive, Rochester, New York 14626


                                  (585)256-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement

On August 26, 2006, a compensation arrangement was approved for Michael F. Tortorello, Vice President of Worldwide Sales and Services of Performance Technologies, Incorporated (the "Company"). Under the arrangement, effective July 1, 2006, Mr. Tortorello is to be paid an annual salary of $190,000 and is eligible to earn a sales commission of up to $103,000 based upon the targeted sales performance of the Company during the second half of 2006.

Under the arrangement, Mr. Tortorello is also eligible to receive certain other benefits, including a monthly car allowance and a reimbursement for relocation costs. These other benefits are consistent with the benefits previously offered to Mr. Tortorello by the Company.

Mr. Tortorello is also eligible to receive benefits under the Company's guidelines regarding the severance benefits for certain executive employees. In the event that Mr. Tortorello's employment is terminated without cause, he shall receive a continuation of his salary, automobile, and health insurance benefits for six months after the date his employment ends. In addition, he shall receive accelerated vesting of all outstanding stock options that would have vested within one year from the date of termination.

Other than Mr. Tortorello's employment relationship with the Company, there are no material relationships between Mr. Tortorello and the Company or its affiliates.


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                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PERFORMANCE TECHNOLOGIES, INCORPORATED

August 31, 2006                    By /s/ Michael P. Skarzynski
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                                          Michael P. Skarzynski
                                          President and Chief Executive Officer

August 31, 2006                    By /s/ Dorrance W. Lamb
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                                          Dorrance W. Lamb
                                          Chief Financial Officer and
                                          Senior Vice President of Finance